   As filed with the Securities and Exchange Commission on November 22, 2000

                                        Registration Statement No. 333-45828


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                                   ON FORM S-8
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       -----------------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                              13-2592361
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


                    70 PINE STREET, NEW YORK, NEW YORK 10270
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                     HSB GROUP, INC. 1995 STOCK OPTION PLAN
                     HSB GROUP, INC. 1985 STOCK OPTION PLAN
                HSB GROUP, INC. EMPLOYEES' THRIFT INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                               KATHLEEN E. SHANNON
                          VICE PRESIDENT AND SECRETARY
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

         This Post-Effective Amendment covers 1,094,714 shares of the Registrants' common stock that were originally registered on the Form S-4 (File No. 333-45828) to which this Post-Effective Amendment relates and interests in the HSB Group, Inc. Employees' Thrift Incentive Plan. The registration fee in respect of such shares of common stock was paid at the time of the original filing of the Registration Statement on Form S-4. Pursuant to Rule 457(h)(2), no separate fee is payable with respect to the registration of interests in the HSB Group, Inc. Employees' Thrift Incentive Plan.

                                EXPLANATORY NOTE

         This Post-Effective Amendment on Form S-8 registers shares of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG"), which may be issued in connection with (i) options ("HSB Options") outstanding pursuant to the HSB Group, Inc. 1995 Stock Option Plan and the HSB Group, Inc. 1985 Stock Option Plan (together, in each case as amended, the "HSB Option Plans") and (ii) the HSB Group, Inc. Employees' Thrift Incentive Plan (the "Thrift Plan"). The Agreement and Plan of Merger, dated as of August 17, 2000 (the "Agreement and Plan of Merger"), among AIG, Engine Acquisition Corporation, a wholly owned subsidiary of AIG ("EAC"), and HSB Group, Inc. ("HSB") provides that all options to purchase shares of HSB common stock that are unexpired and unexercised immediately prior to the completion of the merger of HSB with and into EAC will become immediately exercisable upon the completion of the merger. The Agreement and Plan of Merger also provides that these options will be converted into options to purchase shares of Common Stock upon the completion of the merger and that all shares of HSB common stock held in the Thrift Plan will be converted into shares of Common Stock. The conversion of shares and options to purchase shares will be effected in accordance with the exchange ratios set forth in the Agreement and Plan of Merger.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Post-Effective Amendment in accordance with Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by AIG with the Securities and Exchange Commission (the "Commission") (File No. 1-8787) and are incorporated herein by reference:

                  (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                  (3) The description of Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Annual Report on Form 11-K for the fiscal year ended December 31, 1999 of the HSB Group, Inc. Employees' Thrift Incentive Plan (the "Thrift Plan") has been filed with the Commission and is incorporated by reference herein.

         All documents filed by AIG or the Thrift Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements and financial statement schedules of AIG and its subsidiaries incorporated in this Post-Effective Amendment by reference to the Annual Report on Form 10-K of AIG for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

         This Post-Effective Amendment relates only to previously issued shares of Common Stock. As a result, no opinion with respect to the validity of the shares of Common Stock registered hereunder is required.

         The validity of interests in the Thrift Plan has been passed on by Roberta A. O'Brien, Esquire, Deputy General Counsel to HSB. Ms. O'Brien participated in the HSB Option Plans and is eligible to participate in the Thrift Plan. Ms. O'Brien currently beneficially owns less than 1% of the outstanding shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation of AIG (the "Certificate") provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's By-laws contains a similar provision.

         The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

         Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Registrant in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits are listed in the exhibit index.

ITEM 9.  UNDERTAKINGS

         AIG hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Post-Effective Amendment:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Post-Effective Amendment (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Post-Effective Amendment;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Post-Effective Amendment;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Post-Effective Amendment.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of AIG or the Thrift Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Post-Effective Amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of AIG or the Thrift Plan pursuant to the foregoing provisions, or otherwise, AIG and the Thrift Plan have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG or the Thrift Plan of expenses incurred or paid by a director, officer or controlling person of AIG or the Thrift Plan in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIG or the Thrift Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 22nd day of November, 2000.

                                              AMERICAN INTERNATIONAL GROUP, INC.



                                              By: /s/ M.R. Greenberg
                                                  -----------------------
                                                  (M. R. Greenberg, Chairman)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                                DATE
                ---------                                     -----                                ----
           /s/ M.R. GREENBERG             Chairman, Chief Executive Officer and
        ------------------------          Director                                          November 22, 2000
            (M.R. Greenberg)                (Principal Executive Officer)


           /s/ HOWARD I. SMITH             Executive Vice President, Chief Financial        November 22, 2000
        ------------------------           Officer and Director
            (Howard I. Smith)               (Principal Financial Officer)

          MICHAEL J. CASTELLI*             Vice President and Comptroller                   November 22, 2000
        ------------------------            (Principal Accounting Officer)
          (Michael J. Castelli)

          M. BERNARD AIDINOFF*             Director                                         November 22, 2000
        ------------------------
          (M. Bernard Aidinoff)

                SIGNATURE                                     TITLE                                DATE
                ---------                                     -----                                ----
               ELI BROAD*                  Director                                         November 22, 2000
       ------------------------
               (Eli Broad)

             PEI-YUAN CHIA*                Director                                         November 22, 2000
       ------------------------
            (Pei-yuan Chia)

           MARSHALL A. COHEN*              Director                                         November 22, 2000
       ------------------------
           (Marshall A. Cohen)

         BARBER B. CONABLE, JR.*           Director                                         November 22, 2000
       ------------------------
       (Barber B. Conable, Jr.)

          MARTIN S. FELDSTEIN*             Director                                         November 22, 2000
       ------------------------
         (Martin S. Feldstein)

            ELLEN V. FUTTER*               Director                                         November 22, 2000
       ------------------------
            (Ellen V. Futter)

            LESLIE L. GONDA*               Director                                         November 22, 2000
       ------------------------
            (Leslie L. Gonda)

             CARLA A. HILLS*               Director                                         November 22, 2000
       ------------------------
            (Carla A. Hills)

          FRANK J. HOENEMEYER*             Director                                         November 22, 2000
       ------------------------
          (Frank J. Hoenemeyer)

                SIGNATURE                                     TITLE                                DATE
                ---------                                     -----                                ----
           EDWARD E. MATTHEWS*             Director                                         November 22, 2000
       -------------------------
          (Edward E. Matthews)

            THOMAS R. TIZZIO*              Director                                         November 22, 2000
       -------------------------
           (Thomas R. Tizzio)

            EDMUND S.W. TSE*               Director                                         November 22, 2000
       -------------------------
           (Edmund S.W. Tse)

             JAY S. WINTROB*               Director                                         November 22, 2000
       -------------------------
            (Jay S. Wintrob)

            FRANK G. WISNER*               Director                                         November 22, 2000
       -------------------------
            (Frank G. Wisner)

        *By: /s/ HOWARD I. SMITH
       -------------------------
            (Howard I. Smith)
           as Attorney-in-Fact

     The Thrift Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee for the Thrift Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Hartford and State of Connecticut, on the 22nd day of November, 2000.

                            The HSB Group, Inc. Employees' Thrift Incentive Plan

                            By:       /s/ JODI L. LUSSIER
                                     -----------------------------------------
                                     Jodi L. Lussier,
                                     Plan Administrator

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                      DESCRIPTION                                         LOCATION
  --------------                      -----------                                         --------
       4 (a)        HSB Group, Inc. 1995 Stock Option Plan.........  Incorporated by reference to Exhibit 10(iii)(f) to
                                                                     HSB's Annual Report on Form 10-K for the year ended
                                                                     December 31, 1999  (File No. 1-13135).

         (b)        HSB Group, Inc. 1985 Stock Option Plan.........  Incorporated by reference to Exhibit 10(iii)(a) to
                                                                     HSB's Quarterly Report on Form 10-Q for the quarter
                                                                     ended September 30, 1998 (File No. 1-13135).

         (c)        HSB Group, Inc. Employees' Thrift
                    Incentive Plan.................................  Incorporated by reference to Exhibit 4(i)(c) to the
                                                                     Hartford Steam Boiler Inspection and Insurance
                                                                     Company's Registration Statement on Form S-8 (File
                                                                     No. 33-36519).

       5            Opinion re validity of Thrift Plan interests     Filed herewith.

      15            Letter re unaudited interim financial
                    information                                      None.

      23            Consents of experts and counsel
         (a)        PricewaterhouseCoopers LLP.....................  Filed herewith.
         (b)        Roberta A. O'Brien.............................  Included in Exhibit 5.

      24            Power of Attorney                                Previously filed.